EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact: Andrew Gordon, President & CEO

Telephone: (718) 832-0800

Coffee Holding Co., Inc. Reports Results for Three and Nine Months Ended July 31, 2009

BROOKLYN, New York – September 10, 2009. Coffee Holding Co., Inc. (“Coffee Holding”) (AMEX: JVA) today announced its operating results for the three and nine months ended July 31, 2009. In this release, the Company:

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Reports that net income increased $248,501, or 45.1%, to $799,760, or $0.15 per share (basic and diluted), for the three months ended July 31, 2009 compared to net income of $551,259, or $0.10 per share (basic and diluted), for the three months ended July 31, 2008;

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Reports net sales of $54,020,045 for the nine months ended July 31, 2009 and $17,289,305 for the three months ended July 31, 2009; and

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Reports sales growth of 6.5% for the nine months ended July 31, 2009 compared to the nine months ended July 31, 2008.

Net income increased $248,501, or 45.1%, to $799,760, or $0.15 per share (basic and diluted), for the three months ended July 31, 2009 compared to net income of $551,259, or $0.10 per share (basic and diluted), for the three months ended July 31, 2008. We had net income of $1,592,211, or $0.29 per share (basic and diluted), for the nine months ended July 31, 2009 compared to a net loss of $1,310,654, or $0.24 per share (basic and diluted), for the nine months ended July 31, 2008. The increase in net income for the quarter primarily reflects decreased cost of sales. The increase in net income for the nine month period reflects increased net sales, decreased cost of sales, decreased operating expenses and elimination of hedging loss.

Net sales totaled $17,289,305 for the three months ended July 31, 2009, a decrease of $309,267, or 1.8%, from $17,598,572 for the three months ended July 31, 2008. Net sales totaled $54,020,045 for the nine months ended July 31, 2009, an increase of $3,289,491, or 6.5%, from $50,730,554 for the nine months ended July 31, 2008. The increase in net sales for the nine month period reflects increased amounts of green coffee, branded coffee and private label coffee sold, partially offset by lower sales prices compared to the first nine months of 2008.

Cost of sales for the three months ended July 31, 2009 was $14,375,619, or 83.1% of net sales, as compared to $15,002,037, or 85.2% of net sales, for the three months ended July 31, 2008. Cost of sales for the nine months ended July 31, 2009 was $46,786,962, or 86.6% of net sales, as compared to $47,927,963, or 94.5% of net sales, for the nine months ended July 31, 2008. The decrease in cost of sales primarily reflects the lower robusta green coffee purchase prices in the three month period and an increase in gains on options and futures contracts over the nine month period.

Total operating expenses decreased by $$17,307, or 1.1%, to $1,507,676 for the three months ended July 31, 2009 from $1,524,983 for the three months ended July 31, 2008. Total operating expenses decreased by $343,826, or 7.2%, to $4,400,211 for the nine months ended July 31, 2009 from $4,744,037 for the nine months ended July 31, 2008. The decrease in operating expenses was due to decreases in selling and administrative expense and expense for officers’ salaries.

We closed our manufacturing operations at our Brooklyn, New York location in May 2009. The majority of our processing has been moved to our Colorado facility with our Generations Coffee Company, LLC facility in Brecksville, Ohio becoming more involved with our everyday coffee processing. We have leased office and warehouse space located in Staten Island, New York to house the corporate offices and serve as temporary storage of our branded product. We plan to sell the property located in Brooklyn and expect to complete the sale in September 2009. We anticipate that the sale of our Brooklyn property will enhance our already strong cash position and liquidity. Although we incurred a related severance cost of $78,500 in the third quarter of fiscal 2009, we believe that these measures will reduce long-term operating expenses, increase efficiencies and ultimately increase the profitability of Coffee Holding.

“Our strong quarter reflects the internal changes made within our company over the past nine months. We continue to focus on higher margin business as well as customer relations as our philosophy is that strength in those two key areas will ultimately give us the foundation for an improved stock price and greater shareholder value,” said Andrew Gordon, President and Chief Executive Officer.

“We still have not completed the streamlining of our operations and we expect further savings in the immediate future. In addition, we believe that these savings and the proceeds we expect to generate from the sale of our property in Brooklyn will improve our cash flow and provide us with great flexibility as a company to promote our brands and explore strategic alliances in order to bolster both our long term top and bottom lines.”

About Coffee Holding

Coffee Holding is a leading integrated wholesale coffee roaster and dealer in the United States and one of the few coffee companies that offers a broad array of coffee products across the entire spectrum of consumer tastes, preferences and price points. Coffee Holding has been a family-operated business for three generations and has remained profitable through varying cycles in the coffee industry and the economy. The Company’s private label and branded coffee products are sold throughout the United States, Canada and abroad to supermarkets, wholesalers, and individually owned and multi-unit retail customers.

Any statements that are not historical facts contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We have based these forward-looking statements upon information available to management as of the date of this release and management’s expectations and projections about certain future events. It is possible that the assumptions made by management for purposes of such statements may not materialize. Actual results may differ materially from those projected or implied in any forward-looking statements. Such statements may involve risks and uncertainties, including but not limited to those relating to product demand, pricing, market acceptance, the effect of economic conditions, intellectual property rights, the outcome of competitive products, risks in product development, the results of financing efforts, the ability to complete transactions, and other factors discussed from time to time in the Company’s Securities and Exchange Commission filings. The Company undertakes no obligation to update or revise any forward-looking statement for events or circumstances after the date on which such statement is made.

COFFEE HOLDING CO., INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

JULY 31, 2009 AND OCTOBER 31, 2008

	July 31, 2009	October 31, 2008
	(unaudited)	(audited)
- ASSETS -
CURRENT ASSETS:
Cash and cash equivalents	$2,015,616	$963,298
Commodities held at broker	1,298,974	342,269
Accounts receivable, net of allowance for doubtful accounts of $142,000 for 2009 and 2008	7,986,240	9,067,797
Inventories	4,503,645	5,046,554
Prepaid expenses and other current assets	386,733	284,900
Prepaid and refundable income taxes	335,406	1,025,935
Assets held for sale	785,837	—
Deferred income tax asset	259,000	923,877
TOTAL CURRENT ASSETS	17,571,451	17,654,630

Property and equipment, at cost, net of accumulated depreciation of $4,670,075 and $5,020,573 for 2009 and 2008, respectively	1,772,162	2,804,053
Deposits and other assets	564,018	542,893
TOTAL ASSETS	$19,907,631	$21,001,576

- LIABILITIES AND STOCKHOLDERS’ EQUITY -
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$4,904,136	$9,120,124
Line of credit borrowings	4,872,382	3,522,207
TOTAL CURRENT LIABILITIES	9,776,518	12,642,331

Deferred income tax liabilities	137,500	86,000
Deferred rent payable	91,790	69,959
Deferred compensation payable	461,064	352,637
TOTAL LIABILITIES	10,466,872	13,150,927

MINORITY INTEREST	6,651	3,226

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock, par value $.001 per share; 10,000,000 shares authorized; none issued	—	—
Common stock, par value $.001 per share; 30,000,000 shares authorized, 5,529,830 shares issued for 2009 and 2008	5,530	5,530
Additional paid-in capital	7,327,023	7,327,023
Retained earnings	2,396,816	804,605
Less: Treasury stock, 89,007 and 84,314 common shares, at cost for 2009 and 2008, respectively	(295,261)	(289,735)
TOTAL STOCKHOLDERS’ EQUITY	9,434,108	7,847,423
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$19,907,631	$21,001,576

COFFEE HOLDING CO., INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Nine Months Ended July 31,		Three Months Ended July 31,
	2009	2008	2009	2008
NET SALES	$54,020,045	$50,730,554	$17,289,305	$17,598,572

COST OF SALES	46,786,962	47,927,963	14,375,619	15,002,037

GROSS PROFIT	7,233,083	2,802,591	2,913,686	2,596,535

OPERATING EXPENSES:
Selling and administrative	3,950,661	4,282,961	1,357,826	1,363,607
Officers’ salaries	449,550	461,076	149,850	161,376
TOTAL	4,400,211	4,744,037	1,507,676	1,524,983

INCOME (LOSS) FROM OPERATIONS	2,832,872	(1,941,446)	1,406,010	1,071,552

OTHER INCOME (EXPENSE):
Interest income	7,434	49,253	1,319	5,594
Interest expense	(176,499)	(95,740)	(75,134)	(34,307)
TOTAL	(169,065)	(46,487)	(73,815)	(28,713)

INCOME (LOSS) BEFORE BENEFIT (PROVISION) FOR INCOME TAX EXPENSE AND MINORITY INTEREST IN SUBSIDIARY	2,663,807	(1,987,933)	1,332,195	1,042,839

Benefit (provision) for income tax expense	(1,068,171)	679,623	(534,668)	(490,326)

INCOME (LOSS) BEFORE MINORITY INTEREST	1,595,636	(1,308,310)	797,527	552,513

Minority interest in earnings (loss) of subsidiary	(3,425)	(2,344)	2,233	(1,254)

NET INCOME (LOSS)	$1,592,211	$(1,310,654)	$799,760	$551,259

Basic and diluted earnings (loss) per share	$.29	$(.24)	$.15	$.10

Weighted average common shares outstanding:
Basic and diluted	5,441,677	5,485,136	5,440,823	5,461,242

COFFEE HOLDING CO., INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

NINE MONTHS ENDED JULY 31, 2009 AND 2008

(Unaudited)

	2009	2008
OPERATING ACTIVITIES:
Net income (loss)	$1,592,211	$(1,310,654)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	412,933	400,134
Bad debt	16,115	—
Deferred rent	21,831	—
Deferred income taxes	716,377	(652,000)
Minority interest	3,425	2,344
Changes in operating assets and liabilities:
Commodities held at broker	(956,705)	2,481,589
Accounts receivable	1,065,442	563,222
Inventories	542,909	(246,676)
Prepaid expenses and other current assets	(101,833)	218,847
Prepaid and refundable income taxes	690,529	(86,406)
Accounts payable and accrued expenses	(4,215,988)	(833,122)
Deposits and other assets	(21,124)	(47,628)
Deferred compensation	108,427	62,880
Income taxes payable	—	(9,161)
Net cash provided by (used in) operating activities	(125,452)	543,369

INVESTING ACTIVITIES:
Purchases of property and equipment	(166,879)	(352,446)
Net cash provided by (used in) investing activities	(166,879)	(352,446)

FINANCING ACTIVITIES:
Advances under bank line of credit	58,747,700	46,023,524
Principal payments under bank line of credit	(57,397,525)	(44,592,153)
Payment of dividend	—	(1,544,568)
Purchase of treasury stock	(5,526)	(200,592)
Net cash provided by (used in) financing activities	1,344,649	(313,789)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,052,318	(122,866)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	963,298	890,649

CASH AND CASH EQUIVALENTS, END OF PERIOD	$2,015,616	$767,783

SUPPLEMENTAL DISCLOSURE OF CASH FLOW DATA:
Interest paid	$77,422	$84,143
Income taxes paid	$367,050	$23,249

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING ACTIVITIES:
The Company utilized its deposit for the purchase of machinery and equipment.	$—	$296,960

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